UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 29, 2024

THE ODP CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10948	85-1457062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL		33496
(Address of Principal Executive Offices)		(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ODP	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Joseph S. Vassalluzzo from the Board; Appointment of Wendy Schoppert as Independent Non-Executive Chair

On May 29, 2024, Joseph S. Vassalluzzo notified The ODP Corporation (the “Company”) of his intention to resign from the Company’s Board of Directors (the “Board”), effective as of June 10, 2024. Following Mr. Vassalluzzo’s resignation, Wendy Schoppert, a member of the Board since 2020, will assume the role of independent non-executive Chair of the Board.

Mr. Vassalluzzo did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company thanks Mr. Vassalluzzo for his long, dedicated service on the Board and wishes him well in his future pursuits.

Appointment of Amy Schioldager and Evan Levitt to the Board

Effective as of June 10, 2024, the Company resolved to increase the size of the Board from seven to eight directors and appointed Amy Schioldager and Evan Levitt to the Board to fill the vacancies resulting from this increase in the size of the Board and from Mr. Vassalluzzo’s resignation from the Board.

In connection with their appointments as directors, Ms. Schioldager and Mr. Levitt are each entitled to receive the pro rata portion of the standard compensation for service on the Board by the Company’s non-management directors for the period from June 10, 2024 through the date of the next annual meeting of shareholders. All non-management directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

The Company expects each of Ms. Schioldager and Mr. Levitt to enter into a standard director and officer indemnification agreement that it has with its directors and officers. A copy of the Company’s form of director and officer indemnification agreement was filed as Exhibit 10.13 to the Company’s Form 10-K filed on February 28, 2024.

No determinations as to Ms. Schioldager’s and Mr. Levitt’s respective committee appointments have been made at this time.

There are no arrangements or understandings between either Ms. Schioldager or Mr. Levitt, on the one hand, and any other persons, on the other hand, pursuant to which either Ms. Schioldager or Mr. Levitt was selected as a director. There are no transactions, arrangements or relationships between the Company or its subsidiaries, on the one hand, and either Ms. Schioldager or Mr. Levitt, on the other hand, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

A copy of the related press release issued by the Company on June 3, 2024 is furnished hereto as Exhibit 99.1.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of The ODP Corporation, dated June 3, 2024

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ODP CORPORATION

Date: June 3, 2024	/s/ Sarah E. Hlavinka
	Name:	Sarah E. Hlavinka
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

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